UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008 (June 1, 2008)

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 1, 2008, CuraGen Corporation, a Delaware corporation, announced that it had presented results from its ongoing Phase I/II study of CR011-vcMMAE for the treatment of unresectable Stage III or Stage IV melanoma at the 2008 ASCO Annual Meeting. The results were presented by Dr. Patrick Hwu, Co-Principal Investigator, and Professor, Chairman, Dept. of Melanoma Medical Oncology, at The University of Texas, M.D. Anderson Cancer Center.

As of April 4, 2008, forty patients were treated in this first-in-man Phase I/II study, including a total of 32 patients in the Phase I dose-escalation portion of the trial, that aimed to identify the safety and maximum tolerated dose (MTD) of CR011-vcMMAE, and 8 patients in the ongoing Phase II portion of the study. During Phase I, doses of CR011-vcMMAE between 0.03 mg/kg to 2.63 mg/kg were evaluated and generally well tolerated, with rash and neutropenia emerging at higher doses. A total of 130 treatment cycles were administered (range 2 – 19+ cycles per patient). Two dose-limiting toxicities, consisting of rash, were reported at the highest dose evaluated, and therefore the per-protocol MTD was determined to be 1.88 mg/kg administered intravenously (IV) once every three weeks.

Over 80% of the patients treated had Stage IV disease and had received a median of 2 prior therapies (range 0—6). A total of 37 patients from both Phase I and the ongoing Phase II were evaluable for tumor response by RECIST criteria. The activity of CR011-vcMMAE was dose dependent with 50% of those patients treated with doses at or above 1.34 mg/kg exhibiting tumor shrinkage and 64% progression-free at 12 weeks compared to 17% with tumor shrinkage seen and 28% progression-free at 12 weeks for patients treated at lower doses. In the Phase I portion of the study, 13 evaluable patients were treated with doses at or above 1.34 mg/kg of which one confirmed partial response and six patients with stable disease were reported. In the Phase II portion of the study evaluating CR011-vcMMAE 1.88 mg/kg, there were six evaluable patients, of which one partial response (confirmatory visit pending at time of presentation) and three patients with stable disease were reported.

In addition to the M.D. Anderson Cancer Center, other study sites in the melanoma trial include: Yale Cancer Center, New Haven, CT; The Angeles Clinic and Research Institute, Santa Monica, CA; and New York University Medical Center, New York, NY. This Phase II trial is evaluating the safety and efficacy of CR011-vcMMAE for patients with unresectable Stage III or Stage IV melanoma who have failed no more than one prior line of cytotoxic therapy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: June 3, 2008	By:	/s/ Sean A. Cassidy
	Name:	Sean A. Cassidy
	Title:	Vice President and Chief Financial Officer